UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2011

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Waters Edge Drive Johnson City, Tennessee		37604
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (423)743-9151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFT 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFT 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFT 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17CFT 240.13c-4(c))

ITEM  8.01  OTHER EVENTS

Published as Exhibit 99.1 is NN, Inc.'s press release dated January 20, 2011 announcing that its Eltmann, Germany Facility is filing for statutory bankruptcy.   NN, Inc. today announced that it will cease company manufacturing operations at its German manufacturing facility, Kugelfertigung Eltmann GmbH (“Eltmann”), because the operation has filed for bankruptcy at the local court on January 20, 2011. Eltmann manufactures precision steel balls for industrial and aerospace applications.

Due to the insolvency of Eltmann, as of December 31, 2010, NN, Inc. will adjust the value of the property, plant and equipment to fair market value, which is not expected to result in a significant change from the current book value of $1.9 million.   In addition, as of the bankruptcy date (during the first quarter of 2011), all other assets and liabilities will be written off and charges taken to record any contingent liabilities.  As of this date, management does not expect that the charges for these entries to be significant, although it is not possible to determine the amounts at this time.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number and Description of Exhibit

99.1 Press Release of NN, Inc. dated January 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NN, INC.

Date: January 20, 2011	By:	/s/ William C. Kelly, Jr.
Name : William C. Kelly Jr.
Title: Vice President and Chief Administrative Officer